EXHIBIT 10.42

BOYD GAMING CORPORATION

DEFERRED COMPENSATION PLAN

Amendment Number 3 to Amended and Restated Plan

WHEREAS, Boyd Gaming Corporation (“Employer”) maintains the Boyd Gaming Corporation Deferred Compensation Plan for the Board of Directors and Key Employees (“Plan”); and

WHEREAS, the Employer has reserved to itself the right to amend the Plan at any time it deems necessary or desirable; and

WHEREAS, the Employer desires to amend the Plan to incorporate certain provisions relating to transfers between the Plan and the Borgata deferred compensation plan.

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2003, as follows:

1.	The definition of “Termination of Service” appearing in Article 2 of the Plan is restated in its entirety to read as follows:

“‘Termination of Service’ shall mean severance of the Participant’s services for the Employer for any reason, including retirement; provided, however, that a Participant’s transfer of employment to the Borgata or to an affiliated company covered by the Borgata Plan shall not constitute a Termination of Service for purposes of the Plan.”

2.	Article 2 of the Plan is amended by the addition of the following two definitions:

“‘Borgata Plan’ means the Marina District Development Company, LLC Deferred Compensation Plan for Key Employees.”

“‘Transferred Eligible Employee’ means a participant in the Borgata Plan whose employment is transferred to the Employer and who is an Eligible Employee for purposes of the Plan.”

3.	Article 3 of the Plan is amended by the addition of the following Section 3.12:

“3.12 Notwithstanding any contrary provision herein, if a Transferred Eligible Employee is selected to participate in the Plan, (1) his aggregate account balance in the Borgata Plan shall automatically be transferred to the Plan; (2) his deferral and distribution elections under the Borgata Plan shall continue in effect under the Plan, except as may otherwise be permitted by the terms of the Plan; and (3) any such transferred amounts shall thereafter be subject to all of the terms and conditions of the Plan.”

4.	Article 4 of the Plan is amended by the addition of the following Section 4.7:

“4.7 In the event a Participant’s employment is transferred from the Employer to the Borgata (or to an affiliated company covered by the Borgata Plan), his aggregate account balance in the Plan shall automatically be transferred to the Borgata Plan and shall thereafter be subject to its terms and conditions. Following any such transfer, no additional amounts shall be credited to such Participant under the Plan unless he shall subsequently return to covered employment as an Eligible Employee.”

Except as otherwise provided in this Amendment Number 4 to the Amended and Restated Plan, the Plan is hereby ratified and confirmed in all respects.

EXECUTED this 20 day of November, 2003.

BOYD GAMING CORPORATION, a Nevada Corporation

By:	/s/ DONALD D. SNYDER
Name:	Donald D. Snyder
Its:	President